UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2008

Integra Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 SE Third Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-461-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2008, Integra Bank Corporation (the "Company") announced that on July 21, 2008, the Company's Board of Directors appointed Martin M. Zorn as Chief Operating Officer and Chief Financial Officer. Mr. Zorn is age 52 and joined the Company in 2001 as Executive Vice President for Commercial Banking and metro markets. In 2002, he was appointed Chief Risk Officer and in 2006, he was appointed Chief Financial Officer and Executive Vice President-Finance and Risk.

Mr. Zorn's current compensation arrangements were not changed.

Mr. Zorn's appointment was announced in the Company's press release, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 24, 2008, the Company issued a press release announcing that its Board of Directors had appointed Raymond D. Beck to Executive Vice President, Chief Credit and Risk Officer of the Company and Integra Bank N.A.

The Company also announced that its Board of Directors had appointed Roger M. Duncan to Executive Vice President, Retail Manager and Community Markets Manager of Integra Bank N.A.

A copy of the Company's press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra Bank Corporation

July 24, 2008	By:	Michael T. Vea

Name: Michael T. Vea
Title: Chairman of the Board, President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 24, 2008, issued by the Company